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                                                                   EXHIBIT 1.3

                            BRE PROPERTIES, INC.
                          CERTIFICATE OF CORRECTION

     BRE Properties, Inc., a Maryland corporation, (hereinafter the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

     FIRST:     The title of the document being corrected hereby is the
Amended and Restated Articles of Incorporation of BRE Properties, Inc.

     SECOND:    The name, as it appeared in the Amended and Restated Articles of
Incorporation of BRE Properties, Inc., of the party to such Amended and Restated Articles of Incorporation of BRE Properties, Inc. is BRE Properties, Inc.

     THIRD:     The Amended and Restated Articles of Incorporation of BRE
Properties, Inc. to be corrected hereby were filed on April 4, 1996.

     FOURTH:    The subparagraph (b) of paragraph IV of the Amended and Restated
Articles of Incorporation of BRE Properties, Inc. as previously filed reads as follows:

          Common Shares.  Each share of Common Stock shall entitle the holder of
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record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock or any series thereof, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.

     The subparagraph (b) of paragraph IV as corrected shall read as follows:

          Common Stock.  Each share of Common Stock shall entitle the holder of
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record thereof to one vote at all meetings of the Corporation's stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board, dividends that may be paid in money, property or by the issuance of fully paid capital stock of the Corporation. In the event of a liquidation, dissolution or winding up of the Corporation or other distribution of the Corporation's assets among stockholders for the purpose of winding up the Corporation's affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock of any series thereof, the Common Stock shall entitle the holders thereof to receive the Corporation's remaining property.
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     IN WITNESS WHEREOF, BRE Properties, Inc. has caused this Certificate of
Correction to be signed in its name and on its behalf by its president and attested by its secretary on September __, 1998.


ATTEST:                                 BRE Properties, Inc.


/s/ LeRoy E. Carlson                    By:  /s/ Frank C. McDowell
----------------------------               -------------------------------------
LeRoy E. Carlson                           Frank C. McDowell
Executive Vice-President,                  President and Chief Executive Officer
Chief Financial Officer, and
Secretary



     THE UNDERSIGNED, President of BRE Properties, Inc. who executed on behalf of the Corporation the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                          /s/ Frank C. McDowell
                                        --------------------------------------
                                        Frank C. McDowell, President and
                                        Chief Executive Officer